UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2011 (September 9, 2011)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2011, Spectra Energy Corp (the “Company”) announced the appointment of Allen Capps as the Company’s Vice President and Controller serving as the Company’s principal accounting officer, effective January 1, 2012. Mr. Capps will succeed Sabra Harrington as the Company’s Vice President and Controller. Ms. Harrington will resign from her current position as the Company’s Vice President and Controller effective January 1, 2012, and will assume the role of vice president of risk management and financial planning for the Company, effective as of that date.

Mr. Capps, age 41, currently serves as the Vice President, Business Development, Storage and Transmission, for Union Gas Limited, a wholly-owned subsidiary of the Company, the role he assumed in April 2010. Mr. Capps served as the Company’s Vice President and Treasurer from December 2007 until April 2010. Prior to joining the Company in December 2007, Mr. Capps held various finance and accounting positions, including serving as corporate finance director with EPCO, Inc., a midstream energy company, from April 2006 to December 2007 and senior level accounting roles including Director of Technical Accounting & Compliance and Interim Corporate Controller with TEPPCO Partners, LP, an energy logistics partnership, prior to working with EPCO, Inc. He was an auditor with Ernst & Young LLP and Arthur Andersen LLP at different times between 1998 and 2003. Mr. Capps is a certified public accountant, a certified internal auditor and a member of the American Institute of Certified Public Accountants.

The Company issued a press release announcing Mr. Capps’ appointment, among other management appointments, on September 9, 2011. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated September 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
General Counsel

Date: September 15, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated September 9, 2011